UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 16, 2022

MEDICINOVA, INC.

(Exact name of registrant as specified in its charter)

DELAWARE	001-33185	33-0927979
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

4275 EXECUTIVE SQUARE, SUITE 300, LA JOLLA, CA	92037
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (858) 373-1500

Not applicable.

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Common Stock, $0.001 par value	MNOV	The Nasdaq Stock Market LLC
(Title of each class)	(Trading symbol(s))	(Name of each exchange on which registered)

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02	Departure of Directors or Certain Officers; Election; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Effective June 16, 2022, Douglas Paulin resigned as Chief Financial Officer of MediciNova, Inc. (the “Company”).

In addition, effective June 16, 2022, the Board appointed Jason J. Kruger, CPA (inactive), of the accounting services firm Signature Analytics (“Signature Analytics”) to serve as Chief Financial Officer and Principal Financial Officer of the Company. Mr. Kruger replaces Mr. Paulin. Mr. Paulin had also served as the Company’s Chief Financial Officer through a services agreement (the “Services Agreement”) between the Company and Signature Analytics. Under the Services Agreement, as amended, the Company will continue to pay pre-approved hourly rates for the services provided under the Services Agreement. The current term of the Services Agreement, as amended, will expire on August 1, 2022 with automatic annual renewals, subject to earlier termination according to its terms.

Mr. Kruger, age 45, is the president and founder of Signature Analytics since September 2008. From January 2003 until September 2008, Mr. Kruger served as Senior Manager for Deloitte & Touche LLP. From July 1999 to January 2003 Mr. Kruger served as a Senior Accountant for Moss Adams LLP. Mr. Kruger received a Bachelor of Science in Business Administration Accounting and Finance from the University of Arizona.

There are no family relationships between Mr. Kruger and any of the Company’s other directors or executive officers, and Mr. Kruger does not have any direct or indirect material interests in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MEDICINOVA, INC.

	By:	/s/ Yuichi Iwaki
Yuichi Iwaki President and Chief Executive Officer

Date: June 21, 2022